                                ARCADIA FINANCIAL LTD.
                          (formerly Olympic Financial Ltd.)

                                          To

                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                      as Trustee


                            Second Supplemental Indenture

                             Dated as of October 8, 1997





                                          to

                                Senior Notes Indenture

                              Dated as of March 12, 1997



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         SECOND SUPPLEMENTAL INDENTURE, dated as of October 8, 1997 (this
"Supplemental Indenture") between ARCADIA FINANCIAL LTD. (formerly Olympic Financial Ltd.), a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company"), having its principal office at 7825 Washington Avenue South, Minneapolis, Minnesota 55439 and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee") having its Corporate Trust office at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, United States of America.

                               RECITALS OF THE COMPANY

         The Company entered into an Indenture dated as of March 12, 1997 with the Trustee (the "Indenture") to provide for the issuance from time to time of its notes or other evidences of indebtedness (herein generally called the "Securities"), to be issued in one or more series as in the Indenture provided.

         The Company proposes to issue a series of Securities denominated its 11 1/2% Senior Notes due 2007, in the aggregate principal amount of $75,000,000 (the "Notes").

         Sections 1001(v) and 1001(vii) of the Indenture provide that without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may amend the Indenture or enter into one or more indentures supplemental to the Indenture to (1) add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefits of such provision nor (B) modify the rights of the Holders of any Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding and (2) establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof.

         The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture.

         All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Notes except as otherwise provided in the Indenture or this Supplemental Indenture, as follows:

         SECTION 1. The Indenture is hereby amended and supplemented, solely with respect to the Notes, as follows:

(a) By amending Section 101 to delete the definitions in the Indenture of "Capital Stock," "Consolidated Net Worth," "Disqualified Stock," "Hedging Obligations," "Indebtedness," "Person," "Subsidiary," "Warehouse Debt," and "Warehouse Facilities" and add the following definitions of those terms:

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents


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(however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "DISQUALIFIED STOCK" means any Capital Stock that either (A) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise or, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock in whole or in part, or (iii) is redeemable in whole or in part, at the option of the Holder thereof at any time, in any such case, on or prior to the date that is 91 days after the date on which the Notes mature, or
(B) is designated by the Company (in a resolution of the Board of Directors delivered to the Trustee) as Disqualified Stock.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, cap agreements, collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in value of assets owned, financed or sold, or of liabilities incurred or assumed, or of pre-funding arrangements, in any case in the ordinary course of business of such Person and not for speculative purposes.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien (except Liens on Receivables and other assets (including spread accounts of a Special Purpose Entity incurred in connection with a Loan Securitization)) on any asset of such Person (whether or not such indebtedness is assumed by such Person), (iii) without duplication, all Warehouse Debt,
(iv) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock and, in the case of any Subsidiary Guarantor, preferred stock (but excluding in


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each case any accrued dividends thereon), and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person to the extent of any Guarantee of such indebtedness provided by such Person. Except in the case of Warehouse Debt (the amount of which shall be determined in accordance with the definition thereof) and except in the case of Hedging Obligations (the amount of which shall be determined on a net basis after rights of set-off and related positions), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include (i) obligations pursuant to representations, warranties, covenants and indemnities in connection with a Loan Securitization or Warehouse Facility or
(ii) deposit liabilities of any Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor thereto.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    "WAREHOUSE DEBT" means Indebtedness of the Company or a Restricted Subsidiary of the Company equal to the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and
(y) in the case of a Purchase Facility, the book value of the Eligible Receivables financed under such Warehouse Facility, until such time as such Eligible Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company, including any Guarantees issued by the Company or a Restricted Subsidiary of the Company in connection therewith.

    "WAREHOUSE FACILITY" means any funding arrangement, including Purchase Facilities, with a financial institution or other lender or purchaser or any conduit or special purpose vehicle used in connection with such funding arrangement, to the extent (and only to the extent) that the Company or any of its Restricted Subsidiaries incurs Warehouse Debt thereunder exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary of the Company prior to securitization.

(b) By amending Section 101 to add the following sentence as the last sentence of the definition of "Affiliate":

Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the Company) in whom a Special Purpose Entity makes an Investment in connection with a Loan


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Securitization shall be deemed to be an Affiliate of the Company or any of its
Restricted Subsidiaries solely by reason of such Investment.

(c) By amending Section 101 to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, (x) by way of a sale and leaseback and (y) the sale or other disposition of any Excess Spread) other than sales of Receivables in connection with Loan Securitizations or Warehouse Facilities and sales of repossessed assets in the ordinary course of business (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 509 and/or the provisions of Section 601 and not by the provisions of Section 510), and (ii) the issue by the Company or any of its Restricted Subsidiaries of Equity Interests, or the sale by the Company or any Restricted Subsidiary of any Equity Interests, of their Subsidiaries (other than directors qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary of the Company to the Company or to another Wholly-Owned Restricted Subsidiary of the Company; (ii) a Restricted Payment that is permitted by Section 511; (iii) a pledge, or transfer pursuant to a pledge, of assets, which pledge is a Permitted Lien; (iv) a disposition by a Restricted Subsidiary of the Company to the Company or a Wholly-Owned Restricted Subsidiary of the Company or by the Company to a Wholly-Owned Restricted Subsidiary of the Company; and (v) leasing transactions and other sales of goods and services in the ordinary course of business of a Permitted Business.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's and in each case maturing within nine months after the date of acquisition, and
(vi) money market funds, the portfolios of which are limited to investments described in clauses (i) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and excluding


                                          4
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sales, leases, transfers, conveyances or other dispositions pursuant to Loan
Securitizations or Warehouse Facilities), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by general voting power rather than number of shares),
(iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries excluding (A) Permitted Warehouse Debt,
(B) Hedging Obligations permitted to be incurred pursuant to clause (5) or (7) of Section 512 hereof and (C) Indebtedness of a Special Purpose Entity permitted to be incurred pursuant to clause (5) or (12)(A) of Section 512 hereof to
(ii) the Consolidated Net Worth of the Company.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); PROVIDED, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; PROVIDED, that this clause (ii) shall not exclude Net Income, the distribution of which is restricted solely by reason of spread account requirements with respect to Special Purpose Entities or Warehouse Facilities or limitations imposed by any Credit Enhancement Agreement or Warehouse Facility that are permitted by Section 514 hereof, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.


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    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT AGREEMENT" means any credit agreement entered into by and among the Company (and, if the Company so elects, one or more Subsidiary Guarantors) and one or more financial institutions, providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

    "CREDIT ENHANCEMENT AGREEMENTS" means, collectively, any documents, instruments or agreements entered into by the Company, any of its Restricted Subsidiaries or any Special Purpose Entities with any Person exclusively for the purpose of providing credit support for Special Purpose Entities or any of their respective Indebtedness (including, without limitation, Permitted Warehouse
Debt) or asset-backed securities, including, without limitation, insurance and indemnity agreements with FSA.

    "DEALER PARTICIPATIONS" means, for any period, the cash paid or payable to originators of Receivables and other Persons by the Company or any of its Restricted Subsidiaries, net of payments received by the Company or any of its Restricted Subsidiaries from such Persons with respect to defaults and prepayments on Receivables, during such period, as participations in connection with the purchase of Receivables, including, without limitation, commissions paid to brokers in connection with the foregoing.

    "ELIGIBLE RECEIVABLES" means, at any time, Receivables which meet the sale or loan eligibility criteria set forth in one or more of the Warehouse Facilities to which the Company or any of its Restricted Subsidiaries is a party at such time and is eligible for sale in a Loan Securitization.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock).

    "EXCESS SPREAD" means, over the life of a pool of Receivables that have been sold by the Company or a Restricted Subsidiary to a Special Purpose Entity or other Person in a Loan Securitization, the rights, other than servicing rights, retained by the Company or such Restricted Subsidiary at or subsequent to the closing of such securitization or sale with respect to such pool, to receive cash flows attributable to such pool.

    "FINANCE INCOME RECEIVABLE" of the Company means the capitalized asset value of Excess Spread of the Company and its Restricted Subsidiaries appearing from time to time on the consolidated balance sheet of the Company and its Restricted Subsidiaries (including finance income receivable and restricted cash in spread accounts), calculated in accordance with GAAP.

    "GUARANTEE means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.


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

    "INVESTMENT GRADE RATING" means a simultaneous Moody's Investors
Service, Inc. debt rating of Baa3 or higher (or the equivalent rating of any Substitute Rating Agency) and a Standard & Poor's debt rating of BBB or higher (or the equivalent rating of any Substitute Rating Agency).

    "INVESTMENT GRADE RATING EVENT" means, and shall be deemed to have occurred on the first day on which, (i) the Notes have been and are assigned an Investment Grade Rating and (ii) no Default or Event of Default has occurred and is continuing under this Indenture.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

    "ISSUE DATE" means October 8, 1997.

    "JUNIOR SUBORDINATED NOTES" means the Company's 30, 60, 90 and 180 day and One Year Subordinated Extendible Notes and One, Two, Three, Four, Five and Ten Year Subordinated Fixed-Term Notes issued under the Indenture dated July 1, 1994, as amended.

    "LOAN SECURITIZATION" means a public or private transfer of Receivables in the ordinary course of business of the Company and its Restricted Subsidiaries and by which the Company or any such Restricted Subsidiary directly or indirectly securitizes a pool of Receivables, including but not limited to any such transaction involving the sale of specified Receivables to a Special Purpose Entity.

    "MINIMUM FINANCE INCOME RECEIVABLE" means Finance Income Receivable equal to 200% of all Senior Indebtedness of the Company and its Restricted Subsidiaries as of the time of creation of a Lien or the sale of Excess Spread, as the case may be. Any determination of whether Finance Income Receivable is greater or less than Minimum Finance Income Receivable shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Asset Sale or Lien for which such determination is being made and to any other sale of or Lien on Excess Spread or reduction of Finance Income Receivable since the date of such balance sheet.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate Cash Equivalent proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any Cash

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Equivalent received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "PERMITTED BUSINESSES" means any consumer or commercial finance business or any financial service business, including but not limited to banks, savings and loan associations, credit unions and other financial institutions operated in conjunction therewith.

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Subsidiary Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment, (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company and a Subsidiary Guarantor that is engaged in a Permitted Business or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 510 hereof, (e) any Investment in Receivables, including Dealer Participations;
(f) Investments by the Company or any of its Subsidiaries in Special Purpose Entities, in any Person owning residual interests in a Special Purpose Entity or in repossessed assets, in each case in the ordinary course of business in connection with or arising out of Loan Securitizations or Warehouse Facilities;
(g) purchases of all remaining outstanding asset-backed securities of any Special Purpose Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Special Purpose Entity, but only if 90% or more of the aggregate principal amount of the original asset-backed securities of such Special Purpose Entity have previously been retired; and (h) other Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) that do not exceed $10.0 million at any time outstanding.

    "PERMITTED LIENS" means (i) Liens on Receivables or other assets (other than Excess Spread) securing Warehouse Debt or Hedging Obligations (or Guarantees of Warehouse Debt or Hedging Obligations); (ii) Liens on Excess Spread and on the Capital Stock of Restricted Subsidiaries of the Company substantially all of the assets of which are Excess Spread; PROVIDED, HOWEVER, that, unless an Investment Grade Rating Event has occurred, any such Liens may only so encumber Excess Spread in an amount which, in the aggregate, does not exceed 50% of the amount by which Finance Income Receivable relating to all Excess Spread exceeds Minimum Finance Income Receivable at the time of the incurrence of such Lien; (iii) Liens in favor of the Company or any Restricted Subsidiary; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;
(v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (1) of the second paragraph of Section 512 hereof covering only the assets acquired with such Indebtedness; (viii) Liens existing on the Issue Date; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens (including, without limitation, Liens on spread accounts and any Excess Spread represented thereby) in favor of a monoline insurance company or other provider of credit enhancement pursuant to a Credit Enhancement Agreement; (xi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $1.0 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xii) Liens imposed by law, including but not limited to carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or, other Liens arising out of judgments or awards against the Company or any of its Restricted Subsidiaries with respect to which the Company or such Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review; (xiii) survey exceptions, easements and other restrictions on the use of property, (xiv) Liens on assets of Unrestricted Subsidiaries of the Company that secure Non-Recourse Debt of Unrestricted Subsidiaries of the Company, (xv) Liens on cash collateral accounts (including any Excess Spread represented thereby) established to satisfy the requirements of a Warehouse Facility and (xvi) Liens on Receivables and other assets of a Special Purpose Entity incurred in connection with a Loan Securitization.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of contractual prepayment charges and reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity or final redemption date later than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred or such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERMITTED WAREHOUSE DEBT" means Warehouse Debt of the Company or a Restricted Subsidiary of the Company outstanding under one or more Warehouse Facilities (excluding any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith); PROVIDED, HOWEVER, that (i) the assets purchased with proceeds of such Warehouse Debt are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) such Warehouse Debt will be deemed Permitted Warehouse Debt (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Debt has no contractual recourse to the Company or any of its Restricted Subsidiaries to satisfy claims in respect of such Warehouse Debt in excess of the realizable value of the Eligible Receivables financed thereby, and (b) in the case of any other Warehouse Facility, at the time such Warehouse Debt is incurred, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Eligible Receivables financed under such Warehouse Facility, and (B) 100% of the aggregate principal amount of such Eligible Receivables (exclusive of all Dealer Participations included therein) and (iii) any such Indebtedness incurred under such Warehouse Facility has not been outstanding in excess of 364 days.

    "PURCHASE FACILITY" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary of the Company sells Receivables to a financial institution, commercial paper facility or conduit or Special Purpose Entity and retains a right of first refusal or other repurchase arrangement upon the subsequent resale of such Receivables by such financial institution, commercial paper facility or conduit or Special Purpose Entity.

    "RECEIVABLES" means installment sale contracts, loans evidenced by promissory notes secured by assets, leases, mortgages or other finance receivables or instruments acquired in connection with the operations of any Permitted Business.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" means any Subsidiary other than an Unrestricted Subsidiary.

    "SENIOR INDEBTEDNESS" means all Indebtedness of any Person that is not subordinated in right of payment to any other Indebtedness or other obligations of such Person, excluding Permitted Warehouse Debt and Hedging Obligations.

    "SENIOR TERM NOTES" means the Company's 11 1/2% Senior Notes due 2007 issued March 12, 1997

    "SPECIAL PURPOSE ENTITY" means any Person (whether or not a Subsidiary of the Company) established and maintained exclusively for one or more of the following purposes: (i) purchasing or otherwise acquiring Receivables (together with any assets related to such Receivables, including, without limitation, all collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred in connection with asset securitization transactions involving Receivables) from the Company or any of its Restricted Subsidiaries in connection with a Loan Securitization or

Warehouse Facility, (ii) selling such Receivables (and related assets) to a special purpose owner trust or other Person in connection with a Loan Securitization or Purchase Facility, (iii) serving as a conduit for the issuance of commercial paper in connection with the operation of any Purchase Facility,
(iv) issuing asset-backed securities, (v) serving as a corporate general partner (or managing member of a limited liability company) of another Special Purpose Entity, (vi) investing in and holding Investments in Special Purpose Entities issuing securities backed by Receivables originated by the Company or any Restricted Subsidiary of the Company, or (vii) engaging in activities that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified above, PROVIDED, HOWEVER, that the obligations of such Special Purpose Entity are without recourse to the Company and any Restricted Subsidiary of the Company other than such Special Purpose Entity, except to the extent of Indebtedness incurred by the Company or a Subsidiary Guarantor in accordance with the first paragraph of Section 512 hereof. For purposes of this definition, "without recourse" shall mean that the Indebtedness of such Special Purpose Entity and none of the other obligations (contingent or otherwise) of a Special Purpose Entity (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company, (ii) obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants (including any covenant to deliver Receivables in a pre-funded Loan Securitization) and indemnities entered into in connection with a Loan Securitization or Warehouse Facility, or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in connection with a Loan Securitization or Warehouse Facility. For purposes of the foregoing, a Permitted Investment in a Special Purpose Entity shall not be deemed recourse. As of the Issue Date, each of Arcadia Receivables Finance Corp., Arcadia Receivables Finance Corp. II, Arcadia Receivables Conduit Corp., Arcadia First G.P. Inc., Arcadia Second G.P. Inc. and Special Purpose Entities formed in connection with any Loan Securitization prior to the Issue Date shall be deemed to satisfy the requirements of this definition.

    "SUBORDINATED NOTES" means the Junior Subordinated Notes and the 10.125% Subordinated Notes, Series 1996-A due 2001, of the Company outstanding at the Issue Date.

    "SUBSIDIARY GUARANTOR" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture.

    "SUBSTITUTE RATING AGENCY" means, in the event that at any time either Moody's Investors Service, Inc. or Standard & Poor's does not have a debt rating in effect for the Notes, a nationally recognized statistical rating organization designated by the Company with the approval of the Trustee as a substitute for Moody's Investors Service, Inc. or Standard & Poor's, as the case may be.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary that those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (d) has at least one director of its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 511 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 512 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted under Section 512 hereof, (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing
(i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity (or final redemption, in the case of Disqualified Stock), in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness or mandatory redemption amount of Disqualified Stock.

    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

(d) By deleting current clause (ii) of Section 505 and adding as new clause
(ii) of Section 505 the following:

         (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 504 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Sections 501, 506, 509, 510, 511, 512, 513, 514 or 515, if such covenants are then applicable, or
Article 6 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(e) By adding as new Section 509 the following:

Section 509.  CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than the earliest date permitted under Rule 14e-1 under the Exchange Act ("Rule 14e-1") and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Section 509 and described in such notice. The notice, which shall govern the terms of the Change of Control Offer, shall state:

         (1)  that the Change of Control Offer is being made pursuant to this
              Section 509 and that all Notes tendered will be accepted for payment;

         (2)  the Change of Control Payment and the Change of Control Payment
              Date;

         (3) that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

         (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have Notes purchased pursuant to the Change of Control Offer will be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;
         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

         (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

         (8) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to PRO FORMA historical and, if available, projected financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward).

    The Company shall comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 509, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 509 by virtue thereof.

    On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 509 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    Notwithstanding the foregoing, this Section 509 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Rating Event.

(f) By adding as new Section 510 the following:

Section 510.  ASSET SALES.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee and, with respect to any Asset Sale involving consideration in excess of $5.0 million, a resolution of the Company's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any

Guarantee thereof) that are expressly assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any currencies, securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 30 days after receipt (to the extent of the cash received), shall be deemed to be Cash Equivalents for purposes of this provision.

    The Company or the Restricted Subsidiary, as the case may be, within 180 days after the receipt of any Net Proceeds from an Asset Sale subject to this Section, may apply such Net Proceeds (a) to permanently reduce Senior Indebtedness (other than the Notes or obligations of a Special Purpose Entity) of the Company or of any Restricted Subsidiary, or (b) to (i) an Investment (other than in Receivables that, at the time of purchase, are not Eligible Receivables), or (ii) the purchase of Receivables that are, at the time of purchase, Eligible Receivables (including payment of Dealer Participations), or
(iii) the making of any capital expenditure, or (iv) the acquisition of any other tangible assets, in each case, in or with respect to a Permitted Business. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce the principal obligations outstanding under any Warehouse Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Senior Term Notes (a "Senior Term Note Asset Sale Offer") to purchase the maximum principal amount of Senior Term Notes that may be purchased out of the Excess Proceeds. To the extent that, following such Senior Term Note Asset Sale Offer, any Excess Proceeds remain (any such remaining Excess Proceeds the "Remaining Excess Proceeds"), the Company shall be required to make an offer (pro rata in proportion to the principal amount (or accreted value, if applicable) outstanding in respect of any PARI PASSU Indebtedness incurred in accordance with the Indenture, the terms of which Indebtedness require an asset sale offer) to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Remaining Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with this Section 510.

    Notwithstanding the foregoing, if any Excess Spread or interest therein is sold or otherwise conveyed or disposed of in an Asset Sale subject to this
Section 510 and, immediately thereafter, Finance Income Receivable relating to the remaining aggregate Excess Spread not sold, conveyed or disposed of pursuant to such transaction (the "Remaining Finance Income Receivable") would be less than Minimum Finance Income Receivable, the Company shall be required to make a Senior Term Note Asset Sale Offer in the amount by which the Remaining Finance Income Receivable is less than Minimum Finance Income Receivable (the "FIR Offer Amount"), without regard to the application of the Net Proceeds of such sale by the Company pursuant to clause (a) or (b) above. To the extent that, following such Senior Term Note Asset Sale Offer, any of the FIR Offer Amount set aside for such Senior Term Note Asset Sale Offer remains (any such amount, the "Remaining FIR Offer Amount"), the Company shall be required to make an Asset Sale Offer in the amount of the Remaining FIR Offer Amount; PROVIDED, that any Asset Sale Offer made pursuant to this sentence shall be at an offer price of 101% of the principal amount of the Notes plus accrued and unpaid interest thereon to the date of the purchase.

         To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Remaining Excess Proceeds or Remaining FIR Offer Amount, as applicable, the

Company or the Restricted Subsidiary, as the case may be, may use any remaining Remaining Excess Proceeds or Remaining FIR Offer Amount for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Remaining Excess Proceeds or Remaining FIR Offer Amount (after giving effect to any pro rata payment with respect to PARI PASSU Indebtedness as aforesaid), as applicable, the Trustee shall select the Notes to be purchased on a pro rata basis (including any principal amount (or accreted value, if applicable) tendered in respect of any asset sale offer required by the terms of any PARI PASSU Indebtedness incurred in accordance with the Indenture). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The FIR Offer Amount shall be determined separately for each Asset Sale of Excess Spread. Notwithstanding the relative rights of the Holders of the Senior Term Notes, the Notes and any such PARI PASSU Indebtedness with respect to Asset Sale Offers, the Notes and any such PARI PASSU Indebtedness shall constitute Senior Indebtedness of the Company and shall not be deemed subordinate in right of payment to the Senior Term Notes.

    The Asset Sale Offer shall remain open for the minimum period of time required by Rule 14e-1 and no longer (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 510 (the "Asset Sale Offer Amount") (including any principal amount (or accreted value, if applicable) tendered in respect of any asset sale offer required by the terms of any PARI PASSU Indebtedness incurred in accordance with the Indenture) or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer (including any principal amount (or accreted value, if applicable) tendered in respect of any asset sale offer required by the terms of any PARI PASSU Indebtedness incurred in accordance with the Indenture).

    If the Asset Sale Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

    On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer (including any principal amount (or accreted value, if applicable) tendered in respect of any asset sale offer required by the terms of any PARI PASSU Indebtedness incurred in accordance with the Indenture), or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered (including any principal amount (or accreted value, if applicable) tendered in respect of any asset sale offer required by the terms of any PARI PASSU Indebtedness incurred in accordance with the Indenture), and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 510. The Company, the Depositary or the Paying Agent, as the case may be, shall, not later than five days after the Asset Sale Purchase Date, mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of any Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

    The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 510. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 510, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 510 by virtue thereof.

    Notwithstanding the foregoing, this Section 510 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Rating Event.

(g) By adding as new Section 511 the following:

Section 511.  RESTRICTED PAYMENTS.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or other payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than Hedging Obligations, Permitted Warehouse Debt or intercompany Indebtedness payable to the Company or a Restricted Subsidiary of the Company by any Restricted Subsidiary of the Company), except at final maturity or in accordance with the mandatory redemption, sinking fund, purchase or repayment provisions set forth in the documentation governing such Indebtedness when such Indebtedness is incurred, or when such Indebtedness is amended at any time when it could be incurred under the test set forth in the first paragraph of Section 512; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 512 hereof; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after March 12, 1997 (excluding Restricted Payments permitted by clauses (ii), (iii), (v), (vi) and (viii) of the next succeeding paragraph), is less than the sum of (i) 25% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from and after the last day of the first fiscal quarter ending immediately following March 12,

1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since March 12, 1997 of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness represented by securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (iii) to the extent that any Restricted Investment that was made after March 12, 1997 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

    The foregoing provisions will not prohibit the following Restricted
Payments: (i) the payment of (A) any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture or (B) any regular quarterly dividend on the Common Stock not in excess of $0.01 per share per fiscal quarter; (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED, that the amount of any such net cash proceeds that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(iii) the payment of principal on, or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that the amount of any such net cash proceeds from any such sale of Equity Interests that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iv) the redemption of Indebtedness or preferred stock that is redeemable at the option of the Company and convertible by its terms into Common Stock, and which was permitted to be incurred or issued by the terms of this Indenture; PROVIDED, that at the time such securities are called for redemption the number of shares of Common Stock which a holder of such securities would receive upon such holder's conversion of such securities to Common Stock multiplied by the closing bid or comparable market price of the Common Stock on the principal securities exchange for such Common Stock on the Business Day immediately preceding the day such Indebtedness or preferred stock is called for redemption would exceed 120% of the redemption price to be paid by the Company for such Indebtedness or preferred stock in connection with such redemption; (v) in the absence of a Default or Event of Default which has occurred or would occur as a consequence thereof, scheduled dividends and mandatory redemptions, repurchases or sinking fund payments with respect to Disqualified Stock or preferred stock of a Subsidiary Guarantor, which, when issued, was permitted to be issued pursuant to the first paragraph of Section 512; (vi) in the absence of a Default or Event of Default which has occurred or would occur as a consequence thereof, principal payments, purchases, redemptions, defeasance or other acquisition or retirement for value of any Junior Subordinated Notes permitted to be incurred pursuant to clause (11) of the second paragraph of Section 512; (vii) payments (A) in an amount not to exceed $1.0 million in the aggregate during any fiscal year of the Company (plus any such amount not utilized in any prior fiscal year) in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interest of the Company held by an employee or director of the Company or any of its Subsidiaries, related to compensation or severance arrangements or (B) of withholding taxes due or paying exercise prices in connection with exercises of options for Common Stock by such persons with such Common Stock as consideration therefor; (viii) the making and consummation of any offer to repurchase any Indebtedness upon the occurrence of a change of control under and as defined in the documents governing such Indebtedness; PROVIDED, that in connection with Indebtedness incurred after March 12, 1997, the definition of "change of control" is the same in all material respects as the definition of "Change of Control" set forth in this Indenture and payments pursuant thereto are not required to be made prior to the date on which the Change of Control Payment is required to be made under this Indenture or, with respect to any Indebtedness subordinated in right of payment to the Notes, no sooner than 30 days after the date such Change of Control Offer is required to be made; (ix) any purchase, redemption or other acquisition or retirement for value of Equity Interests issued pursuant to the Company's stockholder rights plan, as the same may be amended from time to time; and (x) payment of cash in lieu of fractional shares of common stock that otherwise would be issuable upon exercise of warrants to purchase common stock.

    If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the second succeeding paragraph below.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 511. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of all Restricted Payments other than cash shall be the fair market value (evidenced by an Officers' Certificate on the date of the Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 511 were computed.

    Notwithstanding the foregoing, this Section 511 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Rating Event.

(h) By adding as new Section 512 the following:

Section 512.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue Disqualified Stock, and that the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock except for preferred stock issued to and held by the Company or any Wholly-Owned Restricted Subsidiary of the Company, PROVIDED that any subsequent issuance or transfer of Capital Stock that results in such Wholly-Owned Restricted Subsidiary ceasing to be a Wholly-Owned Restricted Subsidiary of the Company or any subsequent transfer of such preferred stock (other than to the Company or any of its Wholly-Owned Restricted Subsidiaries) shall be deemed, in each case, to constitute the issuance of such preferred stock by the issuer thereof; PROVIDED, HOWEVER, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary Guarantor may issue preferred stock if, on the date of such incurrence or issuance and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

    The foregoing provisions shall not apply to:

     (1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

     (2) the existence of Warehouse Facilities, regardless of amount, and the incurrence of Permitted Warehouse Debt by the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary of the Company ceases to constitute Permitted Warehouse Debt, to such extent such Indebtedness shall be deemed to be incurred by the Company or such Restricted Subsidiary of the Company, as the case may be, at such time;

     (3) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (i)(A) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Restricted Subsidiary of the Company and (B) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, (ii) any Indebtedness of the Company to any Restricted Subsidiary of the Company is permitted by the provisions of Section 511 hereof and (iii) if the Company is the obligor on such Indebtedness, such Indebtedness is either (A) owed solely to a Special Purpose Entity in connection with a Loan Securitization or Warehouse Facility or (B) expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;
     (4) the incurrence by the Company of Indebtedness represented by the Notes and by the Subsidiary Guarantors of Subsidiary Guarantees;

     (5) Indebtedness of the Company, any of its Restricted Subsidiaries or any Special Purpose Entity outstanding on the Issue Date;

     (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness with respect to Indebtedness that was permitted by this Indenture to be incurred or that was outstanding at the Issue Date; PROVIDED, that Permitted Refinancing Indebtedness with respect to clauses (1), (2), (3), (7) or (12) of this paragraph (and Indebtedness of like character outstanding on the Issue Date) would otherwise be permitted to be incurred pursuant to such clauses, as applicable;

     (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations directly related to (i) Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted by this Indenture to be incurred, (ii) Receivables held by the Company or its Restricted Subsidiaries pending sale in a Loan Securitization, (iii) Receivables of the Company or its Restricted Subsidiaries that have been sold pursuant to a Warehouse Facility; or
(iv) Receivables that the Company or a Restricted Subsidiary of the Company reasonably expects to purchase or commit to purchase, finance or accept as collateral; PROVIDED, HOWEVER, that, in the case of each of the foregoing clauses (i) through (iv), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Issue Date;

     (8) the incurrence of Acquired Debt by the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (reduced by the amount of Acquired Debt repaid with Net Proceeds of Asset Sales of the Restricted Subsidiary acquired subject to such Acquired Debt) that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Restricted Subsidiary acquired subject to such Acquired Debt), and is not guaranteed by any such Person; PROVIDED, that at the time of such incurrence, the Restricted Subsidiary acquired subject to such Acquired Debt becomes a Subsidiary Guarantor;

     (9) the Guarantee by the Company or any of the Subsidiary Guarantors of the Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 512;

    (10) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness under a Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

    (11) the incurrence by the Company of Indebtedness which is expressly subordinated in right of payment to the Notes in an aggregate principal amount at any time outstanding not to exceed the sum of $75.0 million, PROVIDED, HOWEVER, that the extension or roll-over of the Junior Subordinated Notes will not reduce the amount of Indebtedness that may be incurred pursuant to this clause (11);

    (12) (A) the incurrence by a Special Purpose Entity of Indebtedness in connection with a Loan Securitization; PROVIDED, HOWEVER, that if and to the extent (and only to the extent) any such Indebtedness ceases to be "without recourse" (as defined in the definition of "Special Purpose Entity"), such Indebtedness shall be deemed to be incurred by a Restricted Subsidiary of the Company at such time; and (B) the issuance by a Special Purpose Entity of preferred stock representing a residual interest in such Special Purpose Entity; and

    (13) (A) the incurrence by an Unrestricted Subsidiary of the Company of Non-Recourse Debt (including, without limitation, Non-Recourse Debt that would constitute Permitted Warehouse Debt if incurred by a Restricted Subsidiary of the Company); PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of the Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and (B) the issuance by an Unrestricted Subsidiary of the Company of preferred stock.

    The Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated to the Notes, or the Subsidiary Guarantee of such Subsidiary Guarantor (as applicable), on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured.

    For purposes of determining compliance with this Section 512, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (13) above or is entitled to be incurred pursuant to the first paragraph of this Section 512, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 512 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

    Notwithstanding the foregoing, this Section 512 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Rating Event.

(i) By adding as new Section 513 the following:

Section 513.  LIENS.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens. Notwithstanding the foregoing, this Section 513 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Rating Event.

(j) By adding as new Section 514 the following:

Section 514. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Warehouse Facilities as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions

(including additional Warehouse Facilities), replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Warehouse Facilities as in effect on the Issue Date,
(b) applicable law, (c) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets of the Person, so acquired, PROVIDED that such Person is not taken into account in determining on a pro forma basis whether such acquisition subject to such Acquired Debt was permitted by the terms of this Indenture, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (f) Credit Enhancement Agreements,
(g) the requirements of any Loan Securitization that are exclusively applicable to any Special Purpose Entity or (h) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced. Notwithstanding the foregoing, this Section 514 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Rating Event.

(k) By adding as new Section 515 the following:

Section 515.  TRANSACTIONS WITH AFFILIATES.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing actions, considered separately, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; PROVIDED that Affiliate Transactions shall not include (A) any employment agreement, stock option, employee benefit, indemnification, compensation (including the payment of reasonable fees to directors of the Company or its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries), business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, (B) transactions between or among the Company and/or its Restricted Subsidiaries not otherwise prohibited by this Indenture, (C) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, (D) Restricted Payments that are permitted by the provisions of
Section 511 hereof and Permitted Investments and (E) transactions, arising out of and in connection with either a Loan Securitization or the incurrence of Permitted Warehouse Debt, between the Company or any Restricted Subsidiary of the Company, on the one hand, and a Special Purpose Entity or Warehouse Facility or any Person (other than an Affiliate of the Company that is not a Subsidiary of the Company) which owns an interest in a Special Purpose Entity or Warehouse Facility, on the other hand. Notwithstanding the foregoing, this Section 515 shall be of no further force and effect and shall cease to apply upon and after the occurrence of an Investment Grade Rating Event.

(l) By adding as new Section 516 the following:

Section 516.  NO AMENDMENT TO SUBORDINATION PROVISIONS.

    Without the consent of the Holders of 90% of the Notes outstanding, the Company shall not amend, modify or alter the terms of the Subordinated Notes to
(i) increase the rate of or change the time for payment of interest on such Subordinated Notes, (ii) increase the principal of, advance the final maturity date of or shorten the maturity of such Subordinated Notes, (iii) increase the redemption price or alter the other redemption provisions or increase the price or modify the other terms at which the Company is required to offer to purchase such Subordinated Notes or (iv) amend any of the provisions governing subordination of such Subordinated Notes in a manner adverse to the Holders of the Notes; PROVIDED, that no such consent will be required if, at the effective time of any such amendment, modification or alteration, the Company would be permitted to incur such amended, modified or altered Subordinated Notes under
Section 512 hereof. Notwithstanding the foregoing, this Section 516 shall be of no further force and effect and shall cease to apply upon and after the occurrence of an Investment Grade Rating Event.

(m) By adding as new Section 517 the following:

Section 517.  BUSINESS ACTIVITIES.

    The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses. Notwithstanding the foregoing, this Section 517 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Rating Event.

(n) By adding as new Section 518 the following:

Section 518.  PAYMENTS FOR CONSENT.

    Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, this Section 518 shall be of no further force and effect and shall cease to apply on and after the occurrence of an Investment Grade Rating Event.

(o) By adding the following subparagraph (v) to Section 504:

    (v) So long as any Notes are outstanding and until the occurrence of an Investment Grade Rating Event, the Company will furnish to the Holders of Notes, either on the face of the financial statements or the footnotes thereto or in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition, results of operations and statements of cash flow of the Company and its Restricted Subsidiaries separate from those of the Company's Unrestricted Subsidiaries.

(p) By adding as new Section 519 the following:

Section 519.  SUBSIDIARY GUARANTEES.

    The Company shall not, and shall not permit any of the Subsidiary
Guarantors to, make any Investment in any Subsidiary of the Company that is not a Subsidiary Guarantor unless either (i) such Investment is permitted by Section 511 (including Investments in Special Purpose Entities), or (ii) such Subsidiary executes a Subsidiary Guarantee and delivers an opinion of counsel in accordance with the provisions of this Indenture.

(q) By deleting current Section 601 and adding as new Section 601 the following:

Section 601.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

    The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 512, if such covenant is then applicable.

(r) By deleting current Section 701 and adding as new Section 701 the following:

Section 701.  EVENTS OF DEFAULT.

              "EVENT OF DEFAULT", wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i)   default for 30 days in the payment when due of interest on the Notes;

    (ii) default in payment when due of principal of or premium, if any, on the Notes;

    (iii) failure by the Company to comply with the provisions of Sections 509, 510, 511, 512, 513, 517 or 601 hereof;

    (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

    (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

    (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    (vii) the Company or any Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

         (a)  commences a voluntary case,

         (b) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

         (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

         (d)  makes a general assignment for the benefit of its creditors, or

         (e) admits in writing its inability generally to pay its debts as the same become due;

    (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (a) is for relief against the Company or any Subsidiary of the Company in an involuntary case in which it is the debtor,

         (b) appoints a Custodian of the Company or any Subsidiary thereof or for all or substantially all of the property of the Company or any Subsidiary thereof, or

         (c) orders the liquidation of the Company or any Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days; and

    (ix) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee.

         The term "BANKRUPTCY LAW" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (iv) is not an Event of Default with respect to the Notes until the Trustee notifies the Company in writing, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 60 days after receipt of such notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions contained in the form of Note attached as EXHIBIT A hereto, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 15, 2002, then, in addition to all amounts otherwise payable with respect to such Notes, a premium with respect thereto (expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence), shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes if such Notes are repaid during the 12-month period beginning on March 15 of the years set forth below:

         Year                Percentage
         ----                ----------

         1998                111.50
         1999                110.06
         2000                108.63
         2001                107.19

(s) By deleting current Section 702 and adding as new Section 702 the following:

Section 702.  ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clauses (vii) or (viii) of Section 701) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on the Notes to be due and payable. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (vii) or (viii) of Section 701 occurs with respect to the Company or any Subsidiary thereof such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act as the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes (except nonpayment of principal or interest that has become due solely as a result of such acceleration) have been cured or waived.

(t) By deleting current Section 1001 and adding as new Section 1001 the following:

Section 1001. WITHOUT CONSENT OF HOLDERS.

    Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture or the Notes or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

    (i) to cure any ambiguity or defect in or to correct or supplement any provision herein which may be inconsistent with any other provision in this Indenture;

    (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

    (iii) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation;

    (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes;

    (v) to make any change that does not adversely affect the legal rights under this Indenture of any Holder of Notes;

    (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

    (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 809(b).

(u) By deleting current Section 1002 and adding as new Section 1002 the following:

Section 1002.  WITH CONSENT OF HOLDERS.

    With the consent of the Holders of at least a majority principal amount of the Notes then outstanding (including, without limitation, consent obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may amend this Indenture or the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes; and any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes); provided, however, that no such amendment or supplemental indenture shall (with respect to any Notes held by a non-consenting Holder), without the consent of each Holder of Notes affected thereby:

    (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

    (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 509 and 510 hereof);

    (iii) reduce the rate of or change the time for payment of interest on any Note;

    (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

    (v)   make any Note payable in money other than that stated in the Notes;

    (vi) make any change in the provisions of this Indenture relating to waiver of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

    (vii) waive a redemption payment with respect to any Note (other than a payment required by Section 509 or 510 hereof); or

    (viii)    make any change in the foregoing amendment and waiver provisions.

(v) By renumbering current Article 12 as Article 13 and adding as new Article 12 the following:

                                      ARTICLE 12
                                SUBSIDIARY GUARANTEES

Section 1201. SUBSIDIARY GUARANTEES.

    Subject to the provisions of this Article 12, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional to the extent permitted by applicable laws, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, its Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the lack of authority of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including, but not limited to, notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries of the Company, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries of the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including, but not limited to, an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantees shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 901.

    If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each

Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 7 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

Section 1202. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

    To evidence the Subsidiary Guarantees set forth in Section 1201 hereof, each of the Subsidiary Guarantors agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor and that a notation of such Subsidiary Guarantee substantially in the form included in EXHIBIT B hereto shall be endorsed on each Note thereafter authenticated and delivered by the Trustee. Such execution and any such endorsement shall be executed on behalf of such Subsidiary Guarantor by any two of the following officers: the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or one of the Vice Presidents of the Subsidiary Guarantor. The signature of any of these officers on the Notes may be manual or facsimile.

    Each of the Subsidiary Guarantors agrees that its Subsidiary Guarantee set forth in this Article 12 will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of any such Subsidiary Guarantee.

    If an Officer of a Subsidiary Guarantor whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which such Subsidiary Guarantee is endorsed, such Subsidiary Guarantee shall be valid nevertheless.

    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 1203. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

    (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or a Wholly-Owned Restricted Subsidiary of the Company. Upon any such consolidation or merger, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect, provided that the surviving Person in any such consolidation or merger shall be or become a Subsidiary Guarantor if such Person would, by virtue of Investments in such Person, be required to become a Subsidiary Guarantor pursuant to Section 519 of this Indenture.

    (b) Except as provided in Section 1203(a) hereof, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless (i) subject to the provisions of Section 1204 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, under this Indenture; (ii) immediately after giving effect to such transaction no Default or Event of

Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction, and (iv) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 512. In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such successor Person, such successor Person shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any Subsidiary Guarantee to be endorsed upon Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

    (c) The Trustee, subject to the provisions of Section 1204 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation or merger and any such assumption of obligations, comply with the provisions of this Section 1203.

Section 1204. RELEASES FOLLOWING SALE OF ASSETS.

    In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor (other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor (other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company), then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of
Section 510 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation, Section 510 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 12.

Section 1205. LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

    Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the

Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 12 shall be limited to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

(w) By renumbering current Article 13 as Article 14 and adding as new Section 1412 the following:

Section 1412. NOTICES.

    Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

              Arcadia Financial Ltd.
              7825 Washington Avenue South
              Minneapolis, Minnesota  55439
              Telecopier No.:  (612) 996-0671
              Attention:  General Counsel

         With a copy to:

              Dorsey & Whitney LLP
              Pillsbury Center South
              220 South Sixth Street
              Minneapolis, Minnesota  55402
              Telecopier No.:  (612) 340-2868
              Attention:  Bill Payne

         If to the Trustee:

              Norwest Bank Minnesota, National Association
              Norwest Center
              Sixth Street and Marquette Avenue
              Minneapolis, Minnesota 55479-0069
              Telecopier No.:  (612) 667-9825
              Attention:  Corporate Trust


         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(x) By amending the table of contents in the Indenture to reflect the additions described in subsections (a) through (w) of this Section 1.

    SECTION 2. The Notes shall be substantially in the form of EXHIBIT A hereto, which form is hereby incorporated in and made a part of this Supplemental Indenture. Subject to Section 306 of the Indenture, the Notes shall be in an aggregate principal amount of $75,000,000. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The Notes will initially be issued in the form of one or more Global Securities deposited with, or on behalf of, The Depository Trust Company, as Depository, which Global Securities shall be subject to the provisions of Section 305 of the Indenture with respect to the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depository or its nominee.

    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

    SECTION 3. The Notes shall be subject to the defeasance provisions of Sections 902 and 903 of the Indenture.

    SECTION 4. Except as specifically supplemented and amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect. The Indenture, as supplemented and amended by the First Supplemental Indenture thereto dated as of March 12, 1997, and this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed. The Indenture, the First Supplemental Indenture thereto dated as of March 12, 1997, and this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

    SECTION 5. To the extent of any conflict between the provisions of the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

    SECTION 6. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

    SECTION 7. In case any provision in this Supplemental Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

    SECTION 8. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

    SECTION 9. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    SECTION 10. All terms used in this Supplemental Indenture and not otherwise defined herein that are defined in the Indenture shall have the meanings set forth therein.

    SECTION 11. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

    SECTION 12. The recitals contained herein and in the Notes, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their accuracy or completeness. The Trustee make no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or of the Notes and shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.


                             ARCADIA FINANCIAL LTD.


                                  By:      /s/ J.A. Witham
                                       ------------------------------------
                                  Name:   John A. Witham
                                        -----------------------------------
                                  Title:  Executive Vice President
                                         ----------------------------------




Attest


By:     /s/ J.D. Atkinson
    ----------------------------
Name:  James D. Atkinson
      --------------------------
Title: Secretary
       -------------------------





                             NORWEST BANK MINNESOTA,
                             NATIONAL ASSOCIATION


                                  By:     /s/ Jane Schweiger
                                       ------------------------------------
                                  Name:   Jane Y. Schweiger
                                         ----------------------------------
                                  Title:  Corporate Trust Officer
                                          ---------------------------------

                                                                    EXHIBIT A
                                                                    FORM OF NOTE
                                (Face of Note)
                          11 1/2% Senior Note due 2007
                             CUSIP Number ____________

No.                                                                 $___________

                             ARCADIA FINANCIAL LTD.

promises to pay to _____________

or its registered assigns, the principal sum of ______________________________

on March 15, 2007.


Interest Payment Dates:       Semi-annually on  each March 15 and September 15,
                              commencing March 15, 1998.


Record Dates:  March 1 and September 1 (whether or not a Business Day).


Dated: ___________ , ____


                              ARCADIA FINANCIAL LTD.

                    (SEAL)    By:
                                 ---------------------------------------

                              By:
                                 ---------------------------------------

Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


By:
   ------------------------------
      Authorized Signature

                                 (Back of Note)

                          11 1/2% SENIOR NOTE DUE 2007

          Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or to its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

          1. INTEREST. Arcadia Financial Ltd., a Minnesota corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

          The Company shall pay interest in cash on the principal amount of this Note at the rate per annum of 11 1/2%. The Company will pay interest semi-annually on March 15 and September 15 of each year, commencing March 15, 1998, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE").

          Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          2. METHOD OF PAYMENT. Principal, premium, if any, and interest on the Notes (except defaulted interest) will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date; provided, that all payments of principal, premium and interest with respect to the Notes the Holders of which have given valid, timely and complete wire transfer instructions to the Company and the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders in such instructions. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may mail an interest check to a Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Notes pursuant to the provisions of an Indenture dated as of March 12, 1997, as supplemented by a Second Supplemental Indenture dated as of October 8, 1997 (as so supplemented, the "INDENTURE"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are general unsecured obligations of the Company. The Notes are limited to $75,000,000 in aggregate principal amount.

          5. OPTIONAL REDEMPTION. On or after March 15, 2002, the Company may redeem all or any portion of Notes upon not less than 30 nor more than 60 days' notice, as set forth in the immediately succeeding paragraph, at a redemption price (expressed in percentages of principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date.

          The redemption price as a percentage of principal amount shall be as follows, if the Notes are redeemed during the twelve-month period beginning on March 15 of the following years:

     Year                                              Percentage
     ----                                              ----------
     2002. . . . . . . . . . . . . . . . . . . . . .     105.75%
     2003. . . . . . . . . . . . . . . . . . . . . .     103.83%
     2004. . . . . . . . . . . . . . . . . . . . . .     101.92%
     2005 and thereafter . . . . . . . . . . . . . .     100.00%

          6. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to repurchase Notes under certain circumstances pursuant to Sections 509 and 510 of the Indenture (as described in paragraph 7 below), the Company shall have no mandatory redemption or sinking fund obligations with respect to the Notes.

          7. REPURCHASE AT OPTION OF HOLDER. (i) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date. Within ten days following any Change of Control, the Company shall mail a notice to each Holder. Each Holder may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (ii) If the Company or a Restricted Subsidiary consummates an Asset Sale, the Company or Restricted Subsidiary, as applicable, may apply the Net Proceeds therefrom (a) to permanently reduce Senior Indebtedness (other than the Notes or obligations of a Special Purpose Entity) of the Company or of any Restricted Subsidiary, or (b) to (i) an Investment (other than in Receivables that, at the time of purchase, are not Eligible Receivables), or (ii) the purchase of Receivables that are, at the time of purchase, Eligible Receivables (including payment of Dealer Participations), or (iii) the making of any capital expenditure, or (iv) the acquisition of any other tangible assets, in each case, in or with respect to a Permitted Business. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce the principal obligations outstanding under any Warehouse Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not so applied or invested will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Senior Term Notes (a "Senior Term Note Asset Sale Offer") to purchase the maximum principal amount of Senior Term Notes that may be purchased out of the Excess Proceeds. To the extent that, following such Senior Term Note Asset Sale Offer, any Excess Proceeds remain (any such remaining Excess Proceeds, the "REMAINING EXCESS PROCEEDS"), the Company shall be required to make an offer (pro rata in proportion to the principal amount (or accreted value, if applicable) outstanding in respect of any PARI PASSU Indebtedness incurred in accordance with the Indenture, the terms of which Indebtedness require an asset sale offer) to all Holders of Notes (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes that may be purchased out of the Remaining Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Notwithstanding the foregoing, if any Excess Spread or interest therein is sold or otherwise conveyed or disposed of in an Asset Sale and, immediately thereafter, Finance Income Receivable relating to the remaining aggregate Excess Spread not sold, conveyed or disposed of pursuant to such transaction (the "REMAINING FINANCE INCOME RECEIVABLE") would be less than Minimum Finance Income Receivable, the Company shall be required to make a Senior Term Note Asset Sale Offer in the amount by which the Remaining Finance Income Receivable is less than Minimum Finance Income Receivable (the "FIR OFFER AMOUNT"), without regard to the application of the Net Proceeds of such sale by the Company pursuant to clause (a) or (b) above. To the extent that, following such Senior Term Note Asset Sale Offer, any of the FIR Offer Amount set aside for such Senior Term Note Asset Sale Offer remains (any such amount, the "REMAINING FIR OFFER AMOUNT"), the Company shall be required to make an Asset Sale Offer in the amount of the Remaining FIR Amount; PROVIDED, that any Asset Sale Offer made pursuant to this sentence shall be at an offer price of 101% of the principal amount of the Notes plus accrued and unpaid interest thereon to the date of the purchase. The Company shall mail a notice to each Holder when it is required to make an Asset Sale Offer. Holders may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          8. REDEMPTION OF NOTES. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons, and in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the date of the mailing of a notice of redemption.

          10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to contrary.

          11. AMENDMENT, SUPPLEMENT AND WAIVERS. Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than pursuant to the provisions of Sections 509 and 510 of the Indenture), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,
(vii) waive a redemption payment with respect to any Note (other than a payment required pursuant to Sections 509 or 510 of the Indenture), or (viii) make any change in the foregoing amendment and waiver provisions.

          Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's obligations to Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the TIA.

          12. DEFAULTS AND REMEDIES. Events of Default under the Indenture include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions of Sections 509, 510, 511, 512, 513, 517 or 601 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee.

          The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture, which may be amended from time to time in accordance with the terms of the Indenture.

          13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to pay, among other things, dividends or make other distributions, incur additional indebtedness and issue preferred stock, create certain liens, create or suffer to exist encumbrances on the ability of the Restricted Subsidiaries to pay dividends and make distributions, enter into certain mergers and consolidations, sell assets and enter into certain transactions with affiliates.

          14. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may deal with the Company or its Affiliates, as if it were not the Trustee.

          15. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Arcadia Financial Ltd.
               7825 Washington Avenue South
               Minneapolis, MN 55439-2435
               Attention: Secretary

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:
     --------------------------

                              Your Signature:
                                             -----------------------------
                              (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.*










------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 509 or Section 510 of the Indenture, check the appropriate box:

     / /  Section 509              / /  Section 510
          (Change of Control)           (Asset Sale)

     If you want to have only part of the Note purchased by the Company pursuant to Section 509 or Section 510 of the Indenture, state the amount you elect to have purchased:

$
 -------------------

Date:
     ------------------------


                              Your Signature:
                                             -----------------------------
                              (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.*










------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT B
                                                              FORM OF SUBSIDIARY
                                                                       GUARANTEE

                              SUBSIDIARY GUARANTEE

          The Subsidiary Guarantor listed below (hereinafter referred to as the "Subsidiary Guarantor," which term includes any successors or assigns under the Indenture dated as of March 12, 1997, by and between Arcadia Financial Ltd., a Minnesota corporation (the "Company")), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), as amended by that certain Second Supplemental Indenture dates as of October 8, 1998, by and between the Company and the Trustee (as so amended, the "Indenture") and any additional Subsidiary Guarantor), has irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the 11 1/2% Senior Notes due 2007 (the "Notes") of the Company, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 12 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, the prompt payment in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by accerlation or otherwise.

          The obligations of the Subsidiary Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

          No shareholder, officer, director, manager, member, organizer or incorporator, as such, past, present or future of the Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such shareholder, officer, director, member, manager, organizer or incorporator.

          This is a continuing guarantee and shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not of collectibility.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the execution and delivery of the Indenture on behalf of the Subsidiary Guarantor.

          The obligations of the Subsidiary Guarantor under this Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all of the liabilities of the Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance.

          THE TERMS OF ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                   [Name of Subsidiary Guarantor]



                                   By:
                                      ---------------------------------
                                   Name:
                                   Title:



                                   Dated as of                    ,
                                               -------------------  ------
                                   Attest:


                                        2